                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

                                                                   EXHIBIT 10.10

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[ * * * ]."

                                          (BED & BATH -- NORTH AMERICA & EUROPE)

     THIS AGREEMENT made as of July 1, 2000, between Ralph Lauren Home Collection, Inc. ("RLHC"), a Delaware corporation with a place of business at 103 Foulk Road, Suite 201, Wilmington, Delaware 19803, Polo Ralph Lauren Corporation ("PRLC"), a Delaware corporation with a place of business at 650 Madison Avenue, New York, New York, The Polo/Lauren Company, L.P., a New York limited partnership with a place of business at 103 Foulk Road, Suite 201, Wilmington, Delaware ("PLC," together with RLHC hereinafter referred to collectively as "PLC/RLHC") and WestPoint Stevens Inc., a Delaware corporation with a principal place of business at 1185 Avenue of the Americas, New York, New York 10036 ("Company").

                                  WITNESSETH:

     WHEREAS, RLHC is a subsidiary of PRL USA Holdings, Inc., a Delaware corporation ("Polo"); and

     WHEREAS, Polo owns, and RLHC is the exclusive licensee of the rights to use, the "Licensed Mark", hereinafter defined, in connection with the manufacture and sale in the United States of certain items of home furnishings, including the "Licensed Products", hereinafter defined, and Company has for many years been the licensee of RLHC and its predecessors with respect to Licensed Products in the United States; and

     WHEREAS, PLC owns the exclusive right to use the Licensed Mark in connection with the manufacture and sale outside the United States of certain items of home furnishings, including "Licensed Products", hereinafter defined; and

     WHEREAS, Company desires to obtain, and PLC/RLHC is willing to grant, an exclusive sublicense, to use the Licensed Mark in connection with the manufacture and sale of Licensed Products in the "Territory", hereinafter defined; and

     WHEREAS, Company desires to obtain, and PRLC is willing to provide, design, marketing and other services as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the term:

     1.1. "Licensed Products" shall mean those items listed on Schedule A attached hereto, all bearing the Licensed Mark, hereinafter defined.

     1.2. "Licensed Mark" shall mean either the trademark "Ralph Lauren Home", "Ralph (Polo Player Design) Lauren", the representation of the Polo Player Design, "Ralph Lauren" and "Lauren/Ralph Lauren" and unless the context indicates otherwise, all of such trademarks, and any other trademark PLC/RLHC may, from time to time at its sole discretion, specifically authorize for use by Company. PLC/RLHC shall have the sole right to determine which trademark shall be used in connection with each particular Licensed Product. From time to time RLHC may authorize Company to manufacture and distribute products bearing the Licensed Mark not expressly listed in Schedule A hereto. Absent an agreement with respect to such products signed by RLHC and Company, all such products shall be deemed Licensed Products for all purposes hereunder; provided, however, that Company's rights with respect to such products (i) shall be non-exclusive and (ii) may be terminated by Company upon 90 days
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                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

written notice. Except for the trademarks in which rights are expressly granted herein, all rights with respect to all other trademarks are expressly reserved by PLC/RLHC, regardless of whether such trademarks include or refer to "Polo" or "Ralph Lauren", subject to Company's rights of first refusal as set forth in paragraph 2.15 hereof.

     1.3. "RL Affiliates" shall mean, PLC, RLHC, Polo or any of their affiliates or related companies (as such term is defined in the Lanham Act).

     1.4. "Territory" shall mean the United States, Mexico, Canada and "Europe" (hereinafter defined); provided, however, that Company shall have no right to sell any Licensed Products, and PLC/RLHC shall be free to sell or authorize the sale of Licensed Products, to hotels, motels and other lodging facilities for use in such facilities (but not for retail sale at such facilities). From time to time PLC/RLHC may authorize Company to sell certain Licensed Products to specific purchasers outside the Territory. Absent an agreement with respect to such sales signed by PLC/RLHC and Company, all such sales shall be made on all of the terms and conditions set forth in this Agreement; provided, however, that Company's right to make such sales shall be non-exclusive and may be terminated by PLC/RLHC immediately upon written notice to Company. Any such termination shall not apply to orders already taken by Company in accordance with PLC/RLHC's prior authorization. As used herein, "Europe" shall mean: United Kingdom, Spain, Portugal, France, Germany, Ireland, Isle of Man, Benelux, Austria, Sweden, Denmark, Channel Islands, Norway, Greece, Malta, Finland, Iceland, Switzerland, Monaco, Cyrpus and Turkey.

     2. Grant of License.

     2.1. Subject to the terms and provisions hereof, PLC/RLHC hereby grants Company, and Company hereby accepts, the exclusive, non-assignable right to use the Licensed Mark for the term of this Agreement, in connection with the manufacture and sale to the trade of Licensed Products in the Territory.

     2.2. The sublicense granted herein applies solely to the use of the Licensed Mark in connection with the manufacture and sale to the trade of the Licensed Products. No use of any other trademark of PLC/RLHC, Polo or of any of their affiliates, and no use of the Licensed Mark in connection with the manufacture and sale of any other products, shall be authorized or permitted pursuant to this sublicense.

     2.3. PLC/RLHC reserves all rights granted to it under its agreement with Polo which are not expressly and exclusively granted to Company hereunder, and PLC/RLHC may grant sublicenses to others in the Territory in connection with the items of home furnishings designated in such agreements, except for the Licensed Products specifically licensed hereunder.

     2.4. It is understood and agreed that all right, title and interest in and to the Licensed Mark are reserved by Polo for its own use or for the use of any other licensee, whether within or outside the Territory, in connection with any and all products and services other than the rights granted to Company herein. Without limiting the generality of the foregoing, Company understands and agrees that PLC/RLHC or Polo may manufacture or authorize third parties to manufacture, in the Territory, Licensed Products for ultimate sale outside the Territory.

     2.5. Company shall not without PLC/RLHC's prior written approval sell any Licensed Products bearing the Licensed Mark to any third party which, directly or indirectly, sells or proposes to sell such Licensed Products outside the Territory. Company shall use its best efforts to prevent any such resale outside the Territory and shall, immediately upon learning or receiving notice from PLC/RLHC that a customer is selling Licensed Products outside the Territory, cease all sales and deliveries to such customer.

     2.6. PLC/RLHC shall not, without Company's consent, grant to others the right and license to use a trademark which bears the words "Polo" or "Ralph Lauren" in connection with the

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

Licensed Products within the Territory. To the extent that it is legally possible to do so, no license is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used for publicity purposes, other than publicity of Licensed Products, in combination sales, as premiums or giveaways or to be disposed of under or in connection with similar methods of merchandising, such rights being specifically reserved for PLC/RLHC.

     2.7. Company shall not purport to grant any right, permission or sublicense hereunder to any third party, whether at common law or otherwise. In the event of any attempted assignment or sublicense by Company without PLC/RLHC's prior written consent, PLC/RLHC may at its option immediately terminate such sublicense and this Agreement by written notice to Company to such effect; any such attempted assignment or sublicense shall otherwise be null, void and of no force or effect.

     2.8. Company shall not use, or permit another person or entity in its control to use, the words "Polo", "Ralph Lauren" or any initials associated therewith (e.g., "RL" or "PRL") as part of a corporate name or tradename and Company shall not otherwise permit use of the Licensed Mark in such a way so as to give the impression that the names "Polo" or "Ralph Lauren", or the Licensed Mark, or any modification thereof, is the property of Company.

     2.9. Company shall not have the right to use Company's name on the Licensed Products, except with the prior approval by PLC/RLHC of the use and placement of Company's name. Company shall, at the option of PLC/RLHC, include on its business materials and/or the Licensed Products an indication of the relationship of the parties hereto in a form approved by PLC/RLHC.

     2.10. Notwithstanding anything to the contrary herein contained, PLC/RLHC hereby reserves the right from time to time to authorize others to manufacture and sell Licensed Products as part of a combination sale, or premium or giveaway with fragrance and personal care products bearing the Ralph Lauren name.

     2.11. Company shall not without RLHC's prior written approval, directly or indirectly, manufacture, distribute, sell or advertise, during the term of this Agreement, any items which bear or are associated with any of the following trademarks: [ * * * ] or any other fashion apparel or home furnishings designer whose products are sold primarily through department store distribution; provided, however, that nothing contained herein shall prevent Company from continuing its businesses under the following names and brands: French Connection, Designers Guild, Joe Boxer, Esprit, Larry Laslo, Lucasfilm, or Arthur Sanderson. In the event that during the term hereof Company shall desire, directly or indirectly, to manufacture, distribute, sell or advertise any items which bear the name or are associated with the name of any fashion apparel or home furnishings designer other than those specifically named above in markets outside of department store distribution, Company shall notify RLHC in writing of the identity of the designer and the nature of the proposed transaction not less than sixty (60) days prior to concluding an agreement with respect to such transaction, and during such period shall discuss with RLHC in good faith any reasonable concerns RLHC may have with respect thereto. The provisions of this paragraph 2.11 shall not be deemed to prohibit Company from acquiring or merging with any other entity, or engaging in any other transaction, which results in Company directly or indirectly acquiring ownership of any trademark set forth in this paragraph 2.11 or acquiring the right to use any such trademark in connection in connection with products in the same categories as Licensed Products; provided, however, that Company shall promptly notify RLHC in writing of any such transaction and RLHC shall, for sixty (60) days after its receipt of such notice, have the right to terminate this Agreement by written notice to Company, such termination to become effective thirty (30) days after the date notice of termination is received by Company.

     2.12. RLHC represents and warrants to Company that it has full legal right, power and authority to grant the sublicense hereby granted by RLHC to Company with respect to the United States, to enter into this Agreement, to perform all of its obligations hereunder, and to

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

consummate all of the transactions contemplated herein. PLC represents and warrants to Company that it has full legal right, power and authority to grant the rights hereby granted by PLC to Company outside the United States, to enter into this Agreement, to perform all of its obligations hereunder, and to consummate all of the transactions contemplated herein.

     2.13. Company represents and warrants to PLC/RLHC that it has full legal right, power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate all of the transactions contemplated herein. Company further represents and covenants that it is now and at times shall be adequately capitalized so as to be able to conduct its operations contemplated hereunder and to meet the requirements of its suppliers in connection therewith.

     2.14. Company recognizes that there are many uncertainties in the business contemplated by this Agreement. Company agrees and acknowledges that other than those representations explicitly contained in this Agreement, if any, no representations, warranties or guarantees of any kind have been made to Company, either by PLC/RLHC, Polo or PRLC, or by anyone acting on their behalf. Without limitation, no representations concerning the value of the Licensed Products or the prospects for the level of their sales or profits have been made and Company has made its own independent business evaluation in deciding to manufacture and distribute the Licensed Products on the terms set forth herein.

     2.15. In the event PLC/RLHC wishes to use or license a third party to use in the Territory any trademark other than the Licensed Mark which includes or refers to "Polo" or "Ralph Lauren" (a "New Mark") (e.g., "American Living/Ralph Lauren") in connection with the manufacture or sale of Licensed Products during the term hereof, and the proposed channel of distribution under such mark will include "Mass Distribution" (as hereinafter defined), PLC/RLHC shall grant to Company a right of first refusal to act: (i) as the licensee therefor, if PLC/RLHC proposes to grant a license to a third party with respect to such New Mark, or (ii) as the vendor of specific bedding or bath items bearing such New Mark (a "Mass Product"), if PLC/RLHC or one of its affiliates proposes to purchase such product directly from a vendor. In the implementation of said first refusal rights for a license to use such New Mark, PLC/RLHC shall give Company notice of the offer terms upon which it proposes to grant a license (a "License Offer") for such products. Company shall have a period of forty-five
(45) days after the date of the License Offer to accept or reject such License Offer in writing. If Company rejects such License Offer or if Company initially accepts such License Offer but thereafter is unable to satisfy the offer terms, then PLC/RLHC shall thereafter be free to make a substantially similar License Offer to any third party. If PLC/RLHC shall substantially (as determined in PLC/RLHC's reasonable discretion) change the offer terms then, during the term hereof, Company's right of first refusal as provided hereinabove shall apply to such changed offer terms. In the implementation of said first refusal rights to act as the vendor with respect to a particular Mass Product, PLC/RLHC shall present to Company the design for a proposed Mass Product, together with product specifications and the required price point, and Company shall have a period of seven (7) days in which to accept or reject the opportunity to supply such Mass Product at such price point. If Company rejects such opportunity or initially accepts such opportunity but thereafter is unable timely to deliver such Mass Product, with the product specifications and price point designated by PLC/RLHC, PLC/RLHC shall thereafter be free to obtain such Mass Product from any third party on terms which are substantially the same as the terms last offered to Company. The term "Mass Distribution", as used herein, shall mean broad distribution channels other than department stores and specialty stores of the sort which have traditionally distributed Licensed Products, and Mass Distribution shall include (i) mass distribution such as [ * * * ], (ii) chain store distribution such as [ * * * ] and (iii) warehouse clubs such as [ * * * ].

     2.16. Company acknowledges that PLC/RLHC's affiliates in the United States responsible for the operation of "Polo Retail Stores" (as defined in paragraph
4.9 hereof) have sought to produce directly for Polo Retail Stores certain special Licensed Products which are not of the
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                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

sort typically produced by Company. Notwithstanding Company's exclusive rights hereunder, such affiliates of PLC/RLHC shall be entitled to produce or purchase a particular Licensed Product directly from a resource if such Licensed Product will be sold solely in Polo Retail Stores (and, to the extent there is an excess inventory thereof, such inventory will be disposed of in "Polo Outlet Stores" and "Home Outlet Stores" as defined in paragraph 4.9 hereof); provided, however, that Company shall be given a period of sixty (60) days after having been presented with design specifications and intended price point in which to develop any such product and notify PLC/RLHC of the price at which it will supply such product, and PLC/RLHC and its affiliates shall not thereafter purchase such product from another vendor unless such other vendor is willing to deliver such product at a materially lower price.

     3. Design Standards and Prestige of Licensed Products.

     3.1. PRLC shall provide services in connection with the creation and design of Licensed Products, subject to the terms and provisions hereof, in order to enable Company to exploit the rights granted to it under this Sublicense Agreement and to manufacture Licensed Products in conformity with the established prestige and good will of the Licensed Mark. All Licensed Products manufactured or caused to be manufactured and sold by Company shall be made in accordance with the design and other information approved under this Agreement, and in all other respects in conformity with the terms hereof. In addition to such design services, PRLC shall provide to Company sales, advertising, promotional and other services as hereinafter set forth.

     3.2. Company acknowledges that the Licensed Mark has established prestige and good will and is well recognized in the trade and the public, and that it is of great importance to PLC/RLHC that in the manufacture and sale of the various lines of products bearing the Licensed Mark, including the Licensed Products, the high standards and reputation Polo, PLC and PRLC have established be maintained. The value of the Licensed Mark is derived in part from the design services of PRLC. Accordingly, all items of Licensed Products manufactured by Company hereunder shall be of high quality workmanship with adherence to all details and characteristics embodied in the designs furnished by PRLC pursuant to the provisions of this Agreement. Company shall, upon PLC/RLHC's request, supply PLC/RLHC with samples of Licensed Products (including samples of labeling and packaging used in connection therewith) prior to production and from time to time during production, and shall, at all times during the term hereof, upon PLC/RLHC's request, make its manufacturing facilities available to PLC/RLHC, Polo and/or PRLC, and shall use its best efforts to make available each subcontractor's manufacturing facilities, for inspection by representatives of PLC/RLHC, Polo and/or PRLC during usual working hours. No sales of Licensed Products as miscuts, damaged or defective merchandise shall contain any labels or other identification bearing the Licensed Mark without Polo's prior written approval.

     3.3. The death or incapacity of Ralph Lauren shall not in any way effect PRLC's obligation to provide its services hereunder, or Company's obligation to accept such services.

     4. Marketing; Advertising.

     4.1. PLC/RLHC requires that Company accept the services of and obtain certain approvals from PRLC, in the manner hereinafter set forth, in connection with the marketing, advertising and sale of Licensed Products. Licensed Products shall be marketed in a manner consistent with the quality and prestige of the Licensed Mark and only to those customers expressly approved by PRLC. Prior to the opening of each selling season, Company shall submit a written list of its customers to PRLC for its approval. It is understood that such approval shall not be unreasonably withheld, and shall be based on considerations of quality and prestige of the Licensed Mark. If Company shall decide during the season to sell to customers not previously approved by PRLC, Company shall so advise PRLC and shall not sell to such additional customers without the approval of PRLC as aforesaid. Company shall be responsible for directly

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

employing sales personnel, with expertise in selling utility bedding product, which personnel shall be subject to PLC/RLHC's prior approval, which shall not unreasonably be withheld.

     4.2. Company shall maintain the high standards of the Licensed Mark as applied to Licensed Products, in all packaging and promotion of the Licensed Products. Company shall not employ or otherwise release any of such packaging or other business materials relating to any Licensed Products and bearing the Licensed Mark unless and until Company shall have made a request to PRLC in writing for approval. Approval or disapproval of any such proposed use shall be given by PRLC as promptly as reasonably practicable after receipt of Company's request in connection therewith, but in all cases within twenty-one (21) business days after receipt by PRLC of Company's request; if neither approval nor disapproval has been given within such time, approval shall be deemed to have been given. Any such approval shall be effective until revoked by PRLC; provided, however, to the extent PRLC's approval relates only to a seasonal collection of Licensed Products, Company shall not thereafter use said packaging or business materials without PRLC's further approval.

     4.3. Provided approval to use the Licensed Mark as part of a specific piece of packaging or business material remains effective, it shall not be necessary to obtain prior approval for each separate, substantially similar use of the Licensed Mark containing immaterial changes from the use of the Licensed Mark so approved. Notwithstanding the foregoing, Company shall, as soon as is reasonably possible, either prior to publication, release or other public showing or immediately thereafter, deliver to PRLC a tear sheet, proof or "mock-up" of any such changed use of the Licensed Mark, which shall be subject to disapproval by PRLC; if such disapproval shall be expressed, the same shall not be used at any later time unless approval thereof shall be later obtained.

     4.4. Anything in this Agreement to the contrary notwithstanding, as between PLC/RLHC, PRLC and Company, PRLC shall prepare and place any and all advertising of any nature with respect to the Licensed Products. Any and all cooperative advertising campaigns supported or approved by Company shall be subject to the prior approval of PRLC. In the event PRLC during the term hereof authorizes Company to prepare and place any advertising with respect to the Licensed Products, Company shall not place any such advertising unless and until Company shall have made a request in writing to PRLC for approval of such advertising detailing the use to be made of the advertising material (e.g. TV, print, radio), and PRLC shall have approved the same in writing. Any approval granted hereunder shall be limited to use during the seasonal collection of Licensed Products to which such advertising relates and shall be further limited to the use (e.g. TV, print, radio) for which approval by PRLC was granted.

     4.5. Company shall maintain the highest quality and standards of the Licensed Products and shall exercise its best efforts to safeguard the established prestige and good will of the name Ralph Lauren and the Lauren image at least at the same level of prestige and good will as heretofore maintained. "Image", as used herein, refers primarily to quality and style of packaging, shipping, customer service, promotion, selling tools, creation and introduction of new products and types of outlets (with reference to quality of service provided by retail outlets and quality of presentation of Lauren merchandise in retail outlets). Company shall take all necessary steps, and all steps reasonably requested by PLC/RLHC, to prevent or avoid any misuse of the Licensed Mark by any of its customers, contractors or other resources.

     4.6. To the extent permitted by applicable law, PLC/RLHC may from time to time, and in writing, promulgate uniform rules and regulations to Company relating to the manner of use of the Licensed Mark. Company shall comply with such rules and regulations.

     4.7. Company agrees to make available for purchase, and to sell on its customary price, credit and payment terms, all lines and styles of Licensed Products to retail stores in the Territory bearing any trademark of Polo or its affiliates pursuant to a license from Polo or any of its affiliates and to any stores or facilities operated or owned by Polo and/or its affiliates, which
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

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

are authorized to sell Licensed Products within such retail stores. Notwithstanding anything to the contrary contained herein, in the event that any such Licensed Products are not so made available by Company to such stores or facilities, and in addition to any other remedy available to PLC/RLHC hereunder, such Licensed Products may be made available to such stores by PLC/RLHC (or its affiliates or other licensees).

     4.8. Company shall offer Licensed Products for sale to employees of Polo and its licensees for the personal use of such employees at Company's regular invoice price to unaffiliated retail accounts.

     4.9. In consideration of the rights granted herein, Company shall sell on a priority basis and timely ship Licensed Products to "Polo Outlet Stores", "Home Outlet Stores", "Polo Retail Stores", and "Polo's Direct to Consumer Business" (as each such term is hereinafter defined), at the respective discounts off the regular wholesale price therefor hereinafter set forth, to the extent of their respective requirements. The discount off the regular wholesale price of Licensed Products which Company shall give, is as follows:

     Polo Outlet Stores [ * * * ]%
     Home Outlet Stores [ * * * ]%
     Polo Retail Stores [ * * * ]%
     Polo's Direct to Consumer Business [ * * * ]%

it being understood that larger discounts may be negotiated in respect of excess and irregular inventory purchased by Polo Outlet Stores and Home Outlet Stores, taking into account the age, condition and quantity of merchandise to be disposed of. All sales of Licensed Products pursuant to this paragraph 4.9 are referred to herein as "Sales to Polo". All Sales to Polo shall be separately reported by Company in its accounting statements pursuant to paragraph 10.2 hereof, but such sales shall not be subject to the royalty obligations set forth herein. "Polo Outlet Stores", as used herein, shall mean all "outlet" or "factory" stores in the United States doing business under any Polo/Ralph Lauren service mark or tradename which are operated by a "Polo Affiliated Entity" (hereinafter defined). "Home Outlet Stores", as used herein, shall mean all "outlet" or "factory" stores doing business under any Polo/Ralph Lauren service mark or tradename which are operated by a "Polo Affiliated Entity" and which offer substantially solely Ralph Lauren Home products, up to a limit of seven
(7) stores. "Polo Retail Stores", as used herein, shall mean all stores in the Territory (i) at which substantially solely products bearing Polo's trademarks are sold, (ii) which bear any service mark owned by Polo or its affiliates and
(iii) which are operated by a Polo Affiliated Entity. "Polo's Direct to Consumer Business" shall mean any direct-to-consumer selling enterprise (including, without limitation, direct mail and selling over the Internet) operated by any Polo Affiliated Entity. The term "Polo Affiliated Entity" shall mean any entity in which Polo or any of its affiliates owns, directly or indirectly, an equity interest in excess of 20%, or which operates under license from any such entity.

     4.10. Company shall, in consultation with PLC/RLHC, develop, prototype, build and finalize the presentation of a shop/fixture program for the retail presentation of Licensed Products outside the United States. Such program shall include re-fitting and renovating as necessary throughout the term hereof. PLC/RLHC shall have the right to approve the final design of all shops, fixtures and signage areas. Company shall bear all costs associated with such program. With respect to each of Mexico and Canada, Company shall expend in connection with such shop/fixture program during each year of the term hereof not less than [ * * * ]% of the Net Sales Price of all Licensed Products sold in such year in such country or such other amount as may be reflected in a business plan approved by PLC/RLHC (which approval shall not unreasonably be withheld) which specifies a shop/fixture program. With respect to Europe, Company shall expend not less than [ * * * ]% of the Net Sales Price of all Licensed Products sold in such year in Europe or such other amount as may be reflected in a business plan approved by PLC/RLHC (which approval shall not unreasonably be withheld) which specified a

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

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

shop/fixture program; provided, however, that Company shall expend not less than $[ * * * ] on such its shop/fixture program in Europe during the first two years of the term hereof, and no less than $[ * * * ] in each year thereafter.

     4.11. Company shall not offer for sale or promote the sale of Licensed Products through direct mail, the "Internet", or other direct-to-consumer vehicles ("Direct-to-Consumer Media") without RLHC's prior written approval, all such rights, notwithstanding anything to the contrary contained herein, being reserved by RLHC. In addition, Company shall inform each approved customer in writing, that, as a condition of being approved to purchase Licensed Products from Company, such customer may not sell or promote the sale of Licensed Products through any Direct-to-Consumer Media without Company's prior written approval. Company shall only approve the use of any Direct-to-Consumer Media with RLHC's prior written approval. Company shall seek to enforce RLHC's policy with respect to the use of Direct-to-Consumer Media, including, if necessary, by refusing to sell or ship Licensed Products to any customer that does not adhere to that policy.

     4.12. During each year of the term hereof, Company shall expend for the production and placement of national institutional and media advertising of Licensed Products ("Institutional Advertising") the amounts hereinafter specified (the "Advertising Obligation"). Except as may be expressly agreed in writing, all decisions with respect to the creation, production and placement of Institutional Advertising shall, throughout the Territory, be made by PLC/RLHC in its sole discretion. Company shall deliver to RLHC within sixty (60) days after the end of each year hereof an accounting statement in respect of amounts expended by Company on advertising for the prior year. Each such accounting statement shall be signed, and certified as correct, by a duly authorized officer of Company. Prior to each year hereof, Company shall submit Company's advertising budget for the upcoming year, based on the aggregate net sales price of Licensed Products during the year then ending and on sales projected for the upcoming year. The advertising expenditures for such upcoming year will initially be made based upon such budget. If the actual aggregate net sales price for such year should be greater than the projected aggregate net sales price included in such budget, the appropriate percentage of such excess shall be expended in the next following year in addition to the amount otherwise to be expended in such next following year.

          4.12.1. With respect to Canada, the Advertising Obligation shall be an amount that is not less than [ * * * ] percent ([ * * * ]%) of the aggregate net sales price (as defined in paragraph 10.2 hereof) of all Licensed Products sold in Canada in each year, which amount shall be paid by Company directly to PLC/RLHC on the first day of each year during the term hereof. In addition, during each year of the term hereof Company shall expend for cooperative advertising of Licensed Products in Canada an amount that is not less than [ * * * ] percent ([ * * * ]%) of the aggregate net sale price of all Licensed Products sold in Canada in that year, pursuant to a plan for such cooperative advertising approved in advance by RLHC.

          4.12.2. With respect to Mexico, the Advertising Obligation shall be an amount that is not less than [ * * * ] percent ([ * * * ]%) of the aggregate net sales price of all Licensed Products sold in Mexico in each year, all of which shall, except as may otherwise be agreed, be expended on cooperative advertising in Mexico, pursuant to a plan for such cooperative advertising approved in advance by RLHC. With RLHC's prior written approval, Company may apply a portion of its annual advertising obligation in Mexico to retail advertising and public relations.

          4.12.3. With respect to the United States, the Advertising Obligation shall be an amount that is not less than [ * * * ] percent ([ * * * ]%) of the aggregate net sales price of all Licensed Products sold in the United States in each year; provided, however, that the Advertising Obligation shall, with respect to Licensed Products bearing the "Lauren/Ralph

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     Lauren" mark, be [ * * * ] percent ([ * * * ]%) of the aggregate net sales price of all Licensed Product sold during calendar year 2001. With respect to the Advertising Obligation in the United States, Company shall make a minimum, non-refundable payment to PLC/ RLHC on January 1 in each year as hereafter set forth in the following amounts:

2001........................................................    $[ * * * ]
2002........................................................    $[ * * * ]
2003........................................................    $[ * * * ]
2004........................................................    $[ * * * ]
2005........................................................    $[ * * * ]

     and, if the term hereof is renewed in the manner set forth in paragraph 12 hereof:

2006........................................................    $[ * * * ]
2007........................................................    $[ * * * ]
2008........................................................    $[ * * * ]

          4.12.4. With respect to Europe, the Advertising Obligation shall be an amount that is not less than [ * * * ] percent ([ * * * ]%) of the aggregate net sales price of all Licensed Products sold in Europe in each year; provided, however, that the Advertising Obligation in each year during the term hereof be not less than USD$[ * * * ]. In addition, Company shall be responsible for all reasonable costs associated with photography shoots and production undertaken specifically for Europe, provided that Company has approved a budget therefor in advance, which approval shall not unreasonably be withheld or delayed. In addition, during each year of the term hereof Company shall expend for cooperative advertising of Licensed Products in Europe an amount that is not less than [ * * * ] percent ([ * *
     * ]%) of the aggregate net sale price of all Licensed Products sold in Europe in that year, pursuant to a plan for such cooperative advertising approved in advance by RLHC.

          4.12.5. In addition to the foregoing obligations, upon the execution of this Agreement, Company shall make a one-time, non-refundable contribution to PLC/RLHC's marketing activities in the amount of $[ * * * ].

     4.13. PLC/RLHC and its affiliates intend during the term hereof to open a number of Polo Retail Stores devoted primarily to the sale of Ralph Lauren Home products ("Home Stores"). While the schedule for opening Home Stores has not been finalized, as of the execution of this Agreement the proposed schedule calls for opening one (1) Home Store in 2001, two (2) Home Stores in 2002, and one (1) Home Store in 2003. At such time during the term of this Agreement as PLC/RLHC implements plans to open a Home Store, Company shall contribute to the construction and buildout costs of such Home Store, at least sixty (60) days prior to the intended opening date for such Home Store, the amount of $[ * * * ]; provided, however, that Company shall not, without its prior consent in its sole discretion, be obligated hereunder to contribute to the construction and buildout of more than four (4) Home Stores during the term hereof. Company shall also contribute to the construction and buildout costs of a Ralph Lauren Home shop in the Polo/Ralph Lauren flagship store at 1 New Bond Street in London, England, the amount of $[ * * * ], which amount shall be contributed at least sixty (60) days prior to the intended opening of such Ralph Lauren Home shop.

     5. Trademark and Copyright Protection.

     5.1. All uses of the Licensed Mark by Company, including, without limitation, use in any business documents, invoices, stationery, advertising, promotions, labels, packaging and otherwise, shall be subject to paragraph 4 hereof and shall require PRLC's prior written consent, and all uses of the Licensed Mark by Company in advertising, promotions, labels and packaging shall bear the notation, "Ralph (Polo Player design) Lauren", the representation of the Polo Player Design, or "Ralph Lauren". Company acknowledges and agrees that its use of the

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

Licensed Mark shall at all times be as sublicensee of RLHC and licensee of PLC for the account and benefit of PLC/RLHC, Polo and PRLC. All uses of the Licensed Mark pursuant to this Agreement shall be for the sole benefit of Polo and shall not vest in Company any title to or right or presumptive right to continue such use. For the purposes of trademark registrations, sales by Company or PLC/RLHC shall be deemed to have been made by PLC or RLHC, as the case may be.

     5.2. Company will cooperate fully and in good faith with PLC/RLHC for the purpose of securing and preserving PLC/RLHC's and Polo's rights in and to the Licensed Mark. Nothing contained in this Agreement shall be construed as an assignment or grant to Company of any right, title or interest in or to the Licensed Mark or any of PLC/RLHC's or Polo's other trademarks, and all rights relating thereto are reserved by PLC/RLHC and Polo, relative to their respective interests therein, except for the sublicense hereunder to Company of the right to use the Licensed Mark only as specifically and expressly provided herein. Company acknowledges that only Polo may file and prosecute a trademark application or applications to register the Licensed Mark for Licensed Products.

     5.3. Company will not, during the term of this Agreement or thereafter, (a) attack Polo's title or rights, or PLC/RLHC's rights, in and to the Licensed Mark in any jurisdiction, or attack the validity of this Sublicense or of the Licensed Mark, or (b) contest the fact that Company's rights under this Agreement (i) are solely those of a manufacturer or distributor, and (ii) subject to the provisions of paragraph 14 hereof, terminate upon termination of this Agreement. The provisions of this paragraph 5.3 shall survive the termination or expiration of this Agreement.

     5.4. All right, title and interest in and to all samples, sketches, designs, art work, logos and other materials furnished by or to Polo, PRLC or PLC/RLHC, whether created by Polo, PRLC, PLC/RLHC or Company, are hereby assigned in perpetuity to, and shall be the sole property of, Polo, PLC/RLHC and/or PRLC, as the case may be. Company will assist PLC/RLHC, Polo and PRLC, at PLC/RLHC's, Polo's or PRLC's expense, as the case may be, (provided that PLC/ RLHC, Polo and/or PRLC shall not be responsible for the cost of the time and effort expended by Company's officers and employees in connection with furnishing such assistance) to the extent necessary in the protection of or the procurement of any protection of the rights of Polo or PRLC, as the case may be, to the Licensed Mark or the designs, design patents or copyrights furnished hereunder, as well as to the rights of PLC/RLHC to the same. PLC/RLHC, Polo and PRLC, as their interests may appear, may commence or prosecute any claims or suits in their own names and may join Company as a party thereto. Company shall promptly notify PLC/RLHC and Polo in writing of any uses which may be infringements or imitations by others of the Licensed Mark on articles similar to those covered by this Agreement, and of any uses which may be infringements or imitations by others of the designs, design patents and copyrights furnished hereunder, which may come to the attention of Company. As between Company and PLC/RLHC, PLC/RLHC shall have the sole right with respect to the Licensed Mark, designs, design patents and copyrights furnished hereunder, to determine whether or not any action shall be taken on account of such infringements or imitations. Company shall not institute any suit or take any action without first obtaining PLC/RLHC's written consent to do so.

     6. Designs.

     6.1. At any time or from time to time Company shall provide PRLC with a list or lists setting forth those Licensed Products for which Company shall require designing by PRLC.

     6.2. At any time or from time to time within a reasonable period following receipt by PRLC of the aforesaid lists or lists, PRLC shall provide Company, with its program of suggested, broad design themes and concepts with respect to the design of the Licensed Products ("Design Concepts") which shall be embodied in verbal and/or written descriptions of design themes and concepts and such other detailed designs and sketches therefor, as PRLC deems appropriate. PRLC shall have full discretion with respect to the manner in which the Design Concepts shall be

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

formulated and presented to Company but may undertake to prepare and provide finished artwork with respect to the design of Licensed Products, in which case Company shall reimburse PRLC for the costs incurred in connection with the preparation of such finished artwork promptly after receiving proper documentation of such costs, up to a cap of $[ * * * ] per year. PRLC shall be available for consultation with Company on Design Concepts for the purpose of making such modifications to the Design Concepts as are required to meet PRLC's approval.

     6.3. PRLC may engage such employees, agents, and consultants operating under PRLC's supervision and control as it may deem necessary and appropriate.

     6.4. From time to time while this Agreement is in effect, PRLC may (a) develop or modify and implement designs from PRLC, or (b) develop and implement new designs.

     6.5. If Company wishes to prepare a design for each of its lines of Licensed Products, it shall submit to PRLC its proposed design therefor. PRLC may, in its sole discretion, by written notice, approve any of the designs so furnished, with such modifications as it shall deem appropriate, or it may disapprove any or all of the designs.

     6.6. All patents and copyrights on designs, and all art work, sketches, logos and other materials depicting the designs or Design Concepts shall only be applied for by PRLC, at its discretion and expense, and shall designate PRLC as the patent or copyright owner, as the case may be, thereof.

     6.7. Company shall include within its collection of Licensed Products each design designated by PRLC for inclusion therein. The foregoing notwithstanding, in the event Company is unable, in good faith and due only to physical impossibility or economic impracticability, to include within a collection of Licensed Products a particular Licensed Product which PRLC has designed or designated for inclusion in such collection, PLC/RLHC shall be entitled to authorize third parties to manufacture and sell such Licensed Products within the Territory and Company shall display and present such Licensed Products in its showroom for Licensed Products.

     7. Design Legends: Copyright Notice and Grant.

     7.1. All designs, and all art work, sketches, logos and other materials depicting the designs or Design Concepts created by PRLC, or created by or for Company and reviewed and approved by PRLC or developed by or for Company from Design Concepts or subsequent design concepts furnished or approved by PRLC, shall be subject to the provisions of this paragraph 7 and shall be owned exclusively by PRLC.

     7.2. Company shall cause to be placed on all Licensed Products, when necessary, appropriate notices designating PRLC as the copyright or design patent owner thereof, as the case may be. Prior to use thereof by Company, the manner of presentation of said notices must be reviewed and approved in writing by PRLC.

     7.3. PRLC hereby grants to Company the exclusive right, sublicense and privilege in connection with Licensed Products in the Territory to use the designs furnished hereunder and all copyrights, if any, therein, and hereby sublicenses to Company the right to use all patents on such designs, and shall execute and deliver to Company all documents and instruments necessary to perfect or evidence such sublicense; provided, however, that all such right, title and interest therein shall revert to PRLC upon termination of this Agreement for any reason whatsoever, and Company shall thereupon execute and deliver to PRLC all documents and instruments necessary to perfect or evidence such reversions and, provided, further, that such sublicense is limited to use in connection with Licensed Products authorized to be manufactured and sold from time to time pursuant to this Sublicense Agreement. Such sublicense shall continue only during the term of this Agreement.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     8. Licensed Products.

     8.1. Company shall obtain the written approval of PRLC of all Licensed Products, by submitting a Prototype, as hereinafter defined, of each different design or model of a Licensed Product, including, but not limited to, the type and quality of materials, colors and workmanship to be used in connection therewith, prior to any commercial production thereof. In the event that PRLC rejects a particular Prototype or Prototypes, Company shall be notified of the reasons for rejection and Company may be provided with suggestions for modifying the particular Prototype or Prototypes which PRLC is rejecting. Company shall promptly correct said Prototype or Prototypes and resubmit said Prototype or Prototypes for PRLC's approval under the same terms and conditions as set forth herein with respect to the first submission of Prototypes. As used herein, the term "Prototype" shall mean any and all models, or actual samples, of Licensed Products; and the term "Final Prototype" shall mean the actual final sample of a Licensed Product from which the first commercial production thereof will be made and which has been approved by PRLC prior to the first commercial production thereof pursuant to paragraphs 8 and 9 hereof.

     8.2. The written approval of PRLC of the Prototypes for each seasonal collection shall be evidenced by a written list, signed on behalf of PRLC, setting forth those Prototypes that have been approved for inclusion in such collection. Prototypes so approved shall be deemed Final Prototypes in respect of such collection. Approval of any and all Prototypes as Final Prototypes shall be in the sole discretion of PRLC. Company shall present for sale, through the showing of each seasonal collection to the trade, all Final Prototypes so approved in respect of such collection.

     8.3. The Licensed Products thereafter manufactured and sold by Company shall strictly adhere, in all respects, including without limitation, with respect to materials, colors, workmanship dimensions, styling, detail and quality, to the Prototypes approved by PRLC.

     8.4. Company shall comply with all laws, rules, regulations and requirements of any governmental body which may be applicable to the manufacture, distribution, sale or promotion of Licensed Products. Company shall advise PLC/RLHC to the extent any Final Prototype does not comply with any such law, rule, regulation or requirement.

     8.5. Company shall make its personnel, and shall use its best efforts to make the personnel of any of its contractors, suppliers and other resources, available by appointment during normal business hours for consultation with PRLC. Company shall make available to PLC/RLHC, upon reasonable notice, marketing plans, reports and information which Company may have with respect to Licensed Products. In addition, when requested by PRLC, Company shall arrange meetings between PRLC and senior executive personnel of Company to discuss and pursue in good faith the resolution of problems encountered by PRLC in connection with this Agreement during the term hereof.

     9. Quality of Licensed Products.

     9.1. PLC/RLHC requires that Company obtain from PRLC its approval of the styles, designs, colors, materials, workmanship and quality of all Licensed Products to insure that all Licensed Products manufactured, sold or distributed are of the highest quality and are consistent with the highest standards and reputation and established prestige and good will connected with the name "Ralph Lauren". In connection with the production of each item of Licensed Products, Company shall use only such materials as PRLC shall have previously approved pursuant to the Final Prototype with respect to such item of Licensed Products.

     9.2. In the event that any Licensed Product is, in the judgment of PRLC, not being manufactured or sold in adherence to the materials, colors, workmanship, design, dimensions, styling, detail and quality embodied in the Final Prototypes, or is otherwise not in accordance with the Final Prototypes, PLC/RLHC shall notify Company thereof in writing and Company shall

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

promptly repair or change such Licensed Product to conform strictly thereto. If an item of Licensed Product as repaired or changed does not strictly conform to the Final Prototypes and such strict conformity cannot be obtained after at least one (1) resubmission, the Licensed Mark shall be promptly removed from the item, at the option of PRLC, in which event the item may be sold by Company, subject to the royalty provisions of Paragraph 10 hereof, provided it is in no way identified as a Licensed Product.

     9.3. PLC/RLHC and PRLC and their duly authorized representatives shall have the right, upon reasonable notice during normal business hours, to inspect all facilities utilized by Company (and its contractors and suppliers) in connection with the preparation of Prototypes and the manufacture, sale, storage or distribution of Licensed Products pursuant hereto and to examine Licensed Products in the process of manufacture and when offered for sale within Company's operations. Company hereby consents to examination by PLC/RLHC and PRLC of Licensed Products held by Company's customers for resale provided Company has such right of examination. Company shall take all necessary steps, and all steps reasonably requested by PLC/RLHC and PRLC, to prevent or avoid any misuse of the licensed designs by any of its customers, contractors or other resources.

     10. Royalties.

     10.1. Company shall pay to PLC/RLHC minimum royalties each year commencing in calendar year 2001 during the term of this Sublicense Agreement. The minimum royalty for each year during the term hereof shall be as follows:

                                                           U.S.           U.S.
                             MEXICO        CANADA      (NON-UTILITY)    (UTILITY)      EUROPE
                           ----------    ----------    -------------    ---------    ----------
2001.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      $[ * * * ]   $[ * * * ]
2002.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      $[ * * * ]   $[ * * * ]
2003.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      $[ * * * ]   $[ * * * ]
2004.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      $[ * * * ]   $[ * * * ]
2005.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      $[ * * * ]   $[ * * * ]

and, if the term hereof is renewed pursuant to paragraph 12 hereof:

2006.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      (Combined    $[ * * * ]
2007.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]      with Non-    $[ * * * ]
2008.....................  $[ * * * ]    $[ * * * ]     $[ * * * ]        Utility)   $[ * * * ]

Minimum royalties for each year shall be paid in four equal quarterly installments, in the manner set forth in paragraph 10.2 hereof. No credit shall be permitted against minimum royalties payable in any year on account of earned or minimum royalties paid in any other year and minimum royalties shall not be returnable. To the extent earned royalties exceed minimum royalties with respect to any of the five constituent element of minimum royalties listed above, such excess may not be used to offset the minimum royalty obligation for any other constituent part of the minimum royalty obligation, it being the intent of the parties that, with respect to each of the five constituent parts of the minimum royalty obligation listed above, Company shall pay in each year an amount equal to the greater of (a) minimum royalties dues for that constituent part for that year and (b) the total earned royalty due for that constituent part for that year; provided, however, that the minimum royalty obligation stated above with respect to Non-Utility and Utility Bedding in the United States during the renewal term is a combined minimum royalty obligation. For the purposes of this Agreement, a "year" shall mean a period of twelve (12) months commencing on each January 1 during the term hereof; provided, however, that the first year shall commence on the date hereof and end on December 31, 2001.

     10.2. In consideration of all rights granted and services rendered by PLC/RLHC and PRLC hereunder, Company shall pay to PLC/RLHC and PRLC earned royalties based on the Net Sales

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

Price, as hereinafter defined, of all Licensed Products sold hereunder, including without limitation any sales made pursuant to the terms of paragraphs 3.3, 9.2 and 14 hereof; provided, however, that no royalties shall be due with respect to sales of Licensed Products sold at a price equal to or less than [ *
* * ] percent ([ * * * ]%) off the regular wholesale price (although all such discounted sales shall be separately reflected in Company's accounting statements), but such royalty waiver shall apply only to the extent the total volume of such discounted sales in each year of the term hereof does not exceed [ * * * ] percent ([ * * * ]%) the aggregate Net Sales Price of all Licensed Products sold during such year, less the aggregate Net Sales Price of all Licensed Products sold during such year on which no earned royalty if due hereunder. Earned royalties shall equal:

          (a) In Canada and Mexico: [ * * * ] percent ([ * * * ]%) of the Net Sales Price of all Licensed Products sold under this Agreement;

          (b) In Europe: [ * * * ] percent ([ * * * ]%) of the Net Sales Price of all Licensed Products sold under this Agreement; provided, however, that in any year commencing with calendar year 2003 in which the aggregate Net Sales Price of all Licensed Products sold in Europe during such year equals or is less than $[ * * * ], the royalty rate with respect to all Licensed Products sold during such year shall be [ * * * ] percent ([ * * * ]%), and, at the same time at which it accounts for and pays royalties with respect to December of such year, Company shall pay PLC/RLHC the full amount of the adjusted royalty with respect to all sales during such year.

          (c) In the United States, (i) [ * * * ] percent ([ * * * ]%) of the Net Sales Price of all Bathroom Products sold hereunder, other than shower curtains, (ii) [ * * * ] percent ([ * * * ]%) of the Net Sales Price of all blankets (including throw blankets) sold hereunder, (iii) [ * * * ] percent ([ * * * ]%) of the Net Sales Price of all Bedroom Products and Unmatched Bedding Accessories sold hereunder, and (iv) [ * * * ] percent ([ * * * ]%) of the Net Sales Price of all Utility Bedding, other than blankets.

          Company shall prepare or cause to be prepared statements of operations for each month during the term hereof, which statements shall be furnished to PLC/RLHC together with the earned royalties due for each such month on the last day of the following month. The statement and royalty payment provided on the last day of each April (for the month of March), July (for the month of June), October (for the month of September) and January (for the month of December) during the term shall also include Company's minimum royalty obligation for the preceding calendar quarter (beginning in 2001), less the aggregate earned royalties paid for such calendar quarter; provided, however, that any payment of minimum royalties required hereunder may be set off against any excess of earned royalties over minimum royalties in any subsequent quarter of the same year, it being the parties intent that at the end of each year during the term hereof Company shall have paid PLC/RLHC with respect to each of Canada and Mexico (taken separately) an amount equal to the greater of (i) the aggregate earned royalties for the year or (ii) the minimum royalty obligation set forth in paragraph 10.1 above. For the avoidance of doubt, to the extent earned royalties with respect to only one country in the Territory exceed the minimum royalty obligation with respect to such country, the amount of such excess shall not in any way be used as a set-off or otherwise to reduce the minimum royalty obligation in the other country. The term "Net Sales Price" shall mean the gross sales price to retailers or, with respect to Licensed Products that are not sold directly or indirectly to retailers, other ultimate consumers (as in the case of accommodation sales by Company to its employees), of all sales of Licensed Products sold under this Agreement, less trade discounts actually taken and merchandise returns. The Net Sales Price of any Licensed Products sold by Company to affiliates of Company shall, for purposes of this Agreement, be deemed to be the higher of (a) the actual gross sales price, or (b) Company's regular selling price for such Licensed Products

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     sold to unaffiliated parties for sale at retail. Merchandise returns shall be credited in the quarterly period in which the returns are actually made.

     10.3. Company shall reimburse PRLC for all travel expenses incurred by PLC/RLHC or PRLC with respect to design development and approval pursuant to this Agreement, up to $[ * * * ] per year, and for any additional trips made at Company's request.

     10.4. If the payment of any installment of royalties is delayed for any reason, interest shall accrue on the unpaid principal amount of such installment from and after the date on which the same became due pursuant to paragraphs 10.1 and 10.2 hereof at the lower of the highest rate permitted by law in New York and [ * * * ]% per annum above the rate of interest published from time to time by Chemical Bank, New York, New York (or any successor bank) as its reference rate, or, if such rate is not published, then the nearest equivalent rate thereto then published by Chemical Bank.

     10.5. The obligation of Company to pay royalties hereunder shall be absolute notwithstanding any claim Company may assert against PLC/RLHC, Polo, Lauren or PRLC. Company shall not have the right to set off, compensate or make any deduction from such royalty payments for any reason whatsoever.

     10.6. All payments of royalties due to PLC/RLHC and PRLC shall, unless PLC/RLHC shall otherwise direct by written notice to Company, be made by wire transfer on the date due, which wire transfer shall be directed to RLHC, on its own behalf and as agent for PLC and PRLC, as follows:

     Chase Manhattan Bank Delaware
     1201 Market Street, Wilmington, Delaware, 19801-1167,
     ABA#031100267
     Account Name and Number: Ralph Lauren Home Collection, Inc.:
     6301-225193-500

     10.7. All references to dollars in this Agreement shall, except as otherwise expressly provided herein, mean U.S. dollars. All royalties due hereunder shall be paid in U.S. dollars, and the currency conversion to U.S. dollars for each quarter shall be made at the spot conversion rate published in The Wall Street Journal for the last day of each such quarter. The amount of royalties to be paid to PLC/RLHC by Company hereunder has been determined on the understanding that Company will be entitled to deduct any required withholding taxes and PLC/ RLHC will be entitled to a tax credit for United States federal income tax purposes equal to the amount of any tax imposed in the Territory upon PLC/RLHC's royalties, whether imposed by withholding or otherwise. Company shall provide such documentation as may be necessary to reflect all taxes paid on PLC/RLHC's behalf. In the event that any such tax is not so available as a credit for United States federal income tax purposes for the period when paid, the royalty to be paid hereunder shall be renegotiated to reflect the actual loss of revenue to PLC/RLHC.

     11. Accounting; Records.

     11.1. Company shall at all times keep an accurate account of all operations within the scope of this Agreement and shall prepare and furnish to PLC/RLHC full statements of operations with respect to each quarter in each year during the term of this Agreement within thirty (30) days of the end of such period. Such statements shall include, on a country-by-country basis, all aggregate gross sales, trade discounts, merchandise returns and the Net Sales Price of all sales of License Products for the previous quarterly period. Such statements shall be in sufficient detail to be audited from the books of Company and shall be certified by a financial officer of Company. Once each year, which may be in connection with the regular annual audit of Company's books, Company shall furnish an annual statement of the aggregate gross sales, trade discounts, merchandise returns and Net Sales Price of all sales of Licensed Products made by Company certified by the independent public accountant of Company.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     11.2. PLC/RLHC and its duly authorized representatives, on reasonable notice, shall have the right, no more than once in each year during regular business hours, for the duration of the term of this Agreement and for three (3) years thereafter, to examine the books of account and records and all other documents, materials and inventory in the possession or under the control of Company and its successors with respect to the subject matter of this Agreement. All such books of account, records and documents shall be maintained and kept available by Company for at least the duration of this Agreement and for three
(3) years thereafter. PLC/RLHC shall have free and full access thereto in the manner set forth above and shall have the right to make copies and/or extracts therefrom. If as a result of any examination of Company's books and records it is shown that Company's payments to PLC/RLHC hereunder with respect to any twelve (12) month period were less than or greater than the amount which should have been paid to PLC/RLHC by an amount equal to [ * * * ] percent ([ * * * ]%) of the amount which should have been paid during such twelve (12) month period, Company will, in addition to reimbursement of any underpayment, with interest from the date on which each payment was due at the rate set forth in paragraph
6.3 hereof, promptly reimburse PLC/RLHC for the cost of such examination.

     11.3. Company shall provide to PLC/RLHC in the form requested such information as PLC/ RLHC may reasonably request with respect to the manufacture, distribution and sale of Licensed Products.

     12. Term.

     The initial term of this Agreement (the "Initial Term") shall commence on the date hereof and shall terminate on December 31, 2005, unless earlier terminated in accordance with the terms hereof; provided, however, (i) the term shall not commence with respect to Utility Bedding or Unmatched Bedding Accessories in the United States and Canada until July 1, 2001, (ii) the term shall not commence with respect to Europe until January 1, 2001, and (iii) that if no Event of Default shall have occurred and not been cured or waived, and Company has achieved the Minimum Renewal Volume (as such term is hereinafter defined) for the period January 1, 2004 to December 31, 2004, Company shall have the option, upon providing notice to PLC/RLHC on or before April 1, 2005, to renew this Agreement for an additional three (3) year period (the "Renewal Term") so as to expire on December 31, 2008, on the terms and conditions herein except that there will be no further right to renewal. The minimum aggregate Net Sales Price which PLC/RLHC must achieve in connection with sales of Licensed Products (irrespective of whether royalties are due on such sales) during the period from January 1, 2004 to December 31, 2004 (the "Minimum Renewal Volume") in order to be entitled to renew this Agreement for a second term as hereinabove provided shall be $[ * * * ]. It is expressly understood that only the company (which may be Company) whose licensed term covers the period subsequent to the expiration of this Agreement shall be entitled to receive designs for Licensed Products intended to be sold after the expiration of this Agreement, and to make presentations of such Licensed Products during the market presentation weeks that relate to such subsequent period, even if such market presentation occurs prior to the termination of this Agreement. Without limiting the generality of the foregoing, in the event the term hereof is not renewed or extended, the last season for which the Company shall be entitled to receive designs and, during the term hereof, to manufacture and sell Licensed Products shall be the Fall season of the last year of the Initial Term or Renewal Term, as the case may be, and PLC/RLHC shall be entitled to undertake, directly or through a successor licensee, all activities associated with the design, manufacture and sale Licensed Products commencing with the immediately following Spring season.

     13. Default; Change of Business.

     13.1. Each of the following shall constitute an event of default ("Event of Default") hereunder;

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

          (i) Royalty payments are not paid when due and such default continues for more than ten (10) days after notice thereof;

          (ii) Company shall fail to timely present for sale to the trade a broadly representative and fair collection of each seasonal collection of Licensed Products designed by PRLC or Company shall fail to timely ship to its customers a material portion of the orders of Licensed Products it has accepted;

          (iii) Company fails within ten (10) days after written notice from PLC/RLHC that payment is overdue to pay for any Licensed Products or materials, trim, fabrics, packaging or services relating to Licensed Products purchased by Company from PLC/RLHC or Polo or any agent or licensee of PLC/RLHC or Polo or any other supplier of such items unless Company is in good faith contesting the amount or liability for such payment;

          (iv) If Company shall, after achieving distribution and sale of the Licensed Products throughout the Territory, thereafter fail for a consecutive period in excess of two (2) months to continue the bona fide manufacture, distribution and sale of the Licensed Product; or

          (v) If a deliberate deficiency in reported Net Sales occurs or if any other deliberate misstatements are made in reports required or requested hereunder; or

          (vi) If the quality of the Licensed Products should become lower than that in the approved Prototypes referred to in paragraph 8 hereof; or

          (vii) If Company shall use the Licensed Marks in an unauthorized or improper manner and/or if Company shall make an unauthorized disclosure of confidential information or materials given or loaned to Company by Polo, PRLC and or PLC/RLHC; or

          (viii) Company defaults in performing any of the terms of this Agreement and continue in default for a period of thirty (30) days after notice thereof (unless the default cannot be totally cured within the initial thirty (30) day period after notice and Company diligently and continuously proceeds to cure and does in fact cure such default, but within no later than ninety (90) days following such initial period); or

          (ix) Company institutes proceedings seeking relief under the Bankruptcy Code or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition or answer or consents for reorganization or other relief under any bankruptcy act or other similar law, or consents to the filing against it of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or takes any action in furtherance of the foregoing; or

          (x) Company transfers or agrees to transfer a substantial part of its property (except as provided in paragraph 13.3 below); or

          (xi) The calling of a meeting of creditors, appointment of a committee of creditors or liquidating agents, or offering of a composition or extension to creditors by, for, or of Company; or

          (xii) Company shall have failed to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any indebtedness owing by Company, if the effect of such failure is to accelerate the maturity of such indebtedness, or to permit the holder or holders of such indebtedness to cause such indebtedness to become due prior to the stated maturity thereof, regardless of whether or not such failure to perform will be waived by the holder or holders of such indebtedness.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

          (xiii) There shall be a change in control of Company such that (a) Holcombe Green, Jr. no longer controls, in the aggregate, in excess of 25% of the issued and outstanding voting stock of Company or in excess of 25% of the equity interest of Company or (b) Mr. Thomas Ward ("Ward") is no longer in all material respects responsible with individual authority as the chief operating officer of Company, to unconditionally bind Company in connection with the operations contemplated by this Agreement, including, without limitation, the performance of Company's duties and obligations under this Agreement; provided, however, that (i) in the event Ward ceases to have responsibility described herein for any reason, Company shall have six (6) months to engage a successor to Ward, reasonably acceptable to PLC/RLHC, to serve in such capacity, and (ii) no event of default under this paragraph 13.1(xii) shall be deemed to have occurred if such change of control occurs as a result of any assignment of this Agreement made in accordance with all the terms and conditions contained in paragraph 23.4 hereof; or

          (xiii) Company shall have failed to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any indebtedness owing by Company, if the effect of such failure is to accelerate the maturity of such indebtedness, or to permit the holder or holders of such indebtedness to cause such indebtedness to become due prior to the stated maturity thereof, regardless of whether or not such failure to perform will be waived by the holder or holders of such indebtedness.

     13.2. If any Event of Default shall occur, PLC/RLHC, Polo or PRLC, or any of them, shall have the right, exercisable in its discretion, immediately to terminate this Agreement and the sublicense upon ten (10) days written notice to Company of its intention to do so, and upon the expiration of such ten (10) day period, this Agreement and the sublicense, including, without limitation, all rights of Company in and to the Licensed Mark, and in and to the designs furnished or used hereunder and all copyrights therein and design patents thereon, shall terminate and come to an end without prejudice to any remedy of PLC/RLHC for the recovery of any monies (including attorneys' fees for collection) then due it under this Agreement or in respect of any antecedent breach of this Agreement, and without prejudice to any other right of PLC/RLHC, including without limitation, damages for breach to the extent that the same may be recoverable. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Company's assets or business shall have any right to continue the performance of this Agreement. In addition, and notwithstanding anything to the contrary contained herein, the term of this Agreement shall automatically terminate without notice or the need for any other act on the part of any party hereto in the event that the term of Company's license agreement with RLHC with respect to Licensed Products in the United States shall expire or be terminated for any reason.

     13.3. During the term of this Agreement, Company shall not dissolve, liquidate or wind-up its business. In addition, Company shall not, without prior written notice to PLC/RLHC, (i) merge or consolidate with or into any other corporation, or (ii) directly or indirectly sell or otherwise dispose of all or a substantial portion of its business or assets. PLC/RLHC shall have the option, upon receipt of such notice, to terminate this Agreement unless the same persons who shall have been working for Company with respect to PLC/RLHC and the Licensed Products shall continue to perform such services after either event (i) or (ii).

     14. Disposal of Stock upon Termination or Expiration.

     14.1. Within ten (10) days following the termination of this Agreement for any reason whatsoever including the expiration of the term hereof, and on the last day of each month during the disposal period set forth in paragraph 14.2 hereof, Company shall furnish to PLC/RLHC a certificate of Company listing its inventories of Licensed Products (which defined term for purposes of this paragraph 14.1 shall include all materials, trim and packaging which are used in

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

the manufacture and marketing of Licensed Products) on hand or in process wherever situated. PLC/RLHC shall have the right to conduct a physical inventory of Licensed Products in Company's possession or under Company's control. PLC/RLHC or PLC/RLHC's designee shall have the option (but not the obligation) to purchase from Company all or any part of Company's then existing inventory of Licensed Products upon the following terms and conditions:

          (i) PLC/RLHC shall notify Company of its or its designee's intention to exercise the foregoing option within thirty (30) days of delivery of the certificate referred to above and shall specify the items of Licensed Products to be purchased.

          (ii) The price for Licensed Products manufactured by Company or its affiliates on hand or in process shall be Company's standard cost (the actual manufacturing cost) for each such Licensed Product. The price for all other Licensed Products which are not manufactured by Company or its affiliates shall be Company's landed costs therefor. Landed costs for the purposes hereof means the F.O.B. price of the Licensed Products together with customs, duties, brokerage, freight and insurance costs.

          (iii) Company shall deliver the Licensed Products purchased within fifteen (15) days of receipt of the notice referred to in clause (i) above. Payment of the purchase price for the Licensed Products so purchased by PLC/RLHC or its designee shall be payable upon delivery thereof, provided, that PLC/RLHC shall be entitled to deduct from such purchase price any amounts owed it by Company (and/or to direct payment of any part of such merchandise to any supplier of Licensed Products in order to reduce an outstanding balance due to such supplier from Company).

     14.2. In the event PLC/RLHC chooses not to exercise the option referred to in paragraph 14.1 hereof with respect to all or any portion of Licensed Products, for a period of one hundred and twenty (120) days after termination of this Agreement for any reason whatsoever, except on account of breach of the provisions of paragraphs 3, 4 or 10 hereof, Company may dispose of Licensed Products which are on hand or in the process of being manufactured at the time of termination of this Agreement, provided Company fully complies with the provisions of this Agreement, including specifically those contained in paragraphs 3, 4 or 10 hereof in connection with such disposal. Such sales shall be subject to the payment of earned royalties pursuant to paragraph 10.2. Failure by Company to timely submit the certificates of inventory as set forth in paragraph 14.1 hereof shall deprive Company of its right of disposal of stock pursuant to this paragraph 14.

     14.3. Notwithstanding anything to the contrary contained herein, in the event that upon the expiration or termination of the term hereof for any reason Company has not rendered to PLC/ RLHC all accounting statements then due, and paid (i) all royalties and other amounts then due to PLC/RLHC and (ii) all amounts then due to any affiliate of or supplier to PLC/RLHC or its affiliates (collectively, "Payments"), Company shall have no right whatsoever to dispose of any inventory of Licensed Products in any manner. In addition, if during any disposal period Company fails timely to render any accounting statements or to make all Payments when due, Company's disposal rights hereunder shall immediately terminate without notice.

     15. Effect of Termination.

     15.1. Except for the sublicense to use the Licensed Mark and the designs furnished hereunder only as specifically provided in this Agreement, Company shall have no right, title or interest in or to the Licensed Mark, the designs furnished hereunder and design patents thereon, and all copyrights licensed hereby. Upon and after the termination of this sublicense, all rights granted to Company hereunder, including without limitation all right, title and interest in or with respect to all designs, art works, sketches and other materials depicting or relating to the Licensed Products, together with any interest in and to the Licensed Mark Company may acquire, shall forthwith automatically and without further action or instrument be assigned to and revert to

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

Polo, PRLC and PLC/RLHC, as their interests may appear. Company will execute any instruments requested by PLC/RLHC to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein. PLC/RLHC shall thereafter be free to license to others the use of the Licensed Mark in connection with the manufacture and sale of the Licensed Products covered hereby, and Company will, except as specifically provided in paragraph 14 hereof, (i) refrain from any further use of the Licensed Mark or any reference to it, direct or indirect, or anything deemed by PLC/RLHC or Polo to be similar to the Licensed Mark, (ii) refrain from further use of any of the Design Concepts, and (iii) refrain from manufacturing, selling or distributing any products (whether or not they bear the Licensed Mark) which are confusingly similar to, or derived from, the Licensed Products or Design Concepts, in connection with the manufacture, sale or distribution of Company's products. Upon termination of this Agreement, Company shall forthwith cease the use of the words "Ralph Lauren" and/or the Polo Player Design in any and all respects. It is expressly understood that under no circumstances shall Company be entitled, directly or indirectly, to any form of compensation or indemnity from PLC/ RLHC, Ralph Lauren, Polo, PRLC or their affiliates, as a consequence to the termination of this Agreement, whether as a result of the passage of time, or as the result of any other cause of termination referred to in this Agreement. Without limiting the generality of the foregoing, by its execution of the present Agreement, Company hereby waives any claim which it has or which it may have in the future against PLC/RLHC, Polo, PRLC, Ralph Lauren or their affiliates, arising from any alleged goodwill created by Company for the benefit of any or all of the said parties or from the alleged creation or increase of a market for Licensed Products.

     15.2. Notwithstanding any termination or expiration of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to paragraph 13 hereof, or otherwise) (a) PLC/RLHC shall have and hereby reserves all rights and remedies which it may have, at law or in equity, with respect to the collection of royalties or other funds payable by Company pursuant to this Agreement and the enforcement of all rights relating to the establishment, maintenance or protection of the Licensed Mark and the designs furnished hereunder, and (b) Company and PLC/RLHC shall continue to have rights and remedies with respect to damages for breach of this Agreement on the part of the other.

     16. Remedies.

     Company acknowledges and admits that there would be no adequate remedy at law for its failure (except as otherwise provided in paragraph 14 hereof) to cease the use of the Licensed Mark, or the designs, or the manufacture and sale of the Licensed Products covered by this Agreement at the termination or expiration hereof, and Company agrees that in the event of such failure PLC/RLHC, Polo and PRLC, or any of them, shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper. Such relief shall be in addition to and not in substitution of any other remedies available to PLC/RLHC, Polo and PRLC, or any of them, pursuant to this Agreement or otherwise.

     17. Certain Employees.

     17.1. At all times during the term of this Agreement, Company shall employ a dedicated brand manager with respect to Licensed Products in each of the Mexican and Canadian market, who shall be subject to RLHC's continuing approval throughout the term hereof. In addition, Company shall for both the Mexican and Canadian businesses relating to Licensed Products (i) employ adequate sales, merchandising, customer service and operational personnel to support fully the growth requirement of the business, (ii) consult with RLHC in good faith regarding the current and anticipated staffing requirements of the business and
(iii) at RLHC's request, allow RLHC to participate in good faith in the selection process for key sales and merchandising personnel.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     17.2. At all times during the term of this Agreement, Company shall employ a dedicated account manager whose primary responsibility shall relate to Licensed Products in Canada, who shall be subject to RLHC's continuing approval throughout the term hereof.

     17.3. At all times during the term of this Agreement, Company shall employ in the United States individuals, dedicated solely to the Ralph Lauren Home business, who shall be subject to RLHC's continuing approval throughout the term hereof, in the following positions:

          a. Vice President -- operations

          b. Vice President -- merchandising

          c. Business Manager -- sheets and accessories

          d. Business Manager -- bath products

          e. Business Manager -- utility bedding and blankets

          f. Marketing Manager -- all Licensed Products

          g. Vice President -- product development

          h. Sourcing Manager -- all Licensed Products

          i. Product Development Coordinator -- bedding products

          j. Product Development Coordinator -- bath products

In addition, at all times during the term hereof, the Company shall reimburse PLC/RLHC for 100% of the salary and benefits costs associated with a full-time CADCAM operator who shall be employed by PLC/RLHC.

     17.4.1. At all times during the term of this Agreement, with respect to operations in Europe, Company shall contribute to the cost of PLC/RLHC's employment of one design/product development associate, which contribution shall be $30,000 per year, which amount shall be paid on the first day of each year.

     17.4.2. In each year during the term hereof Company shall reimburse PLC/RLHC for Company's share of "European Expenses", as hereinafter defined. Company's reimbursement of European Expenses shall initially be made in four equal quarterly installments, simultaneously with minimum royalty payments due hereunder, based on the actual European Expenses incurred in the immediately preceding year. If actual European Expenses in any year exceed the European Expenses in the immediately preceding year, resulting in an underpayment by Company of European Expenses, Company shall pay reimburse PLC/RLHC for the difference within thirty (30) days after the end of such year. If actual European Expenses incurred in any year are less than the European Expenses in the immediately preceding year, resulting in an overpayment by Company of European Expenses, Company may deduct the difference from its next payment of European Expenses for the following year. In the first year hereof (calendar
2001), Company's share of European Expenses shall be [ * * * ] ([ * * * ]) of total European Expenses for such year.

     17.4.3. "European Expenses" shall mean the following expenses anticipated to be incurred by PLC/RLHC, and such other expenses Company may approve:

Brand Director -- Europe
  Salary & Benefits....................................  $[ * * * ] per year
  Moving Costs.........................................  $[ * * * ] one time expense

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

Creative Services Manager
  Salary & Benefits....................................  $[ * * * ] per year
Trade Showroom Manager
  Salary & Benefits....................................  $[ * * * ] per year
Advertising and PR Managers (3 people)
  Salary & Benefits....................................  $[ * * * ] per year
Office Assistant
  Salary & Benefits....................................  $[ * * * ] per year
Travel & Entertainment.................................  $[ * * * ] per year
Office Space (for above staff and 4 Company employees)
  Rent.................................................  $[ * * * ] per year
  Buildout.............................................  $[ * * * ] one time expense
  Administrative.......................................  $[ * * * ] per year

Company hereby approves a cost of living increase for all salary and benefits expenses listed above of up to [ * * * ] percent ([ * * * ]%) each year. In addition, Company shall not unreasonably withhold its approval of including as European Expenses reasonable increases in rent and administrative costs.

     17.4.4. In each year during the term hereof commencing in calendar year 2002, Company's share of European Expenses shall be calculated by applying to the total European Expenses for such year a fraction, the numerator of which is the aggregate Net Sales Price of all Licensed Products sold by Company in Europe in such year, and the denominator is the aggregate Net Sales Price of all Ralph Lauren Home products sold in Europe during such year.

     17.4.5. In connection with its European business operations hereunder, Company shall staff and support its personnel in a manner generally consistent with the business plan Company presented to PLC/RLHC in April of 1998.

     18. Indemnity.

     18.1. PLC/RLHC shall indemnify and hold harmless Company from and against any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses in actions involving third parties or between the parties hereto) which Company is or becomes liable for, or may incur solely by reason of its use within the Territory, in strict accordance with the terms and conditions of this Agreement, of the Licensed Mark or the designs furnished to Company by PLC/RLHC or PRLC, to the extent that such liability arises through infringement of another's design patent, trademark, copyright or other proprietary rights; provided that Company gives PLC/RLHC prompt notice of, and full cooperation in the defense against, such claim. If any action or proceeding shall be brought or asserted against Company in respect of which indemnity may be sought from PLC/RLHC under this paragraph 18.1, Company shall promptly notify PLC/RLHC thereof in writing, and PLC/RLHC shall assume and direct the defense thereof. Company may thereafter, at its own expense, be represented by its own counsel in such action or proceeding. PLC/RLHC's liability pursuant to this paragraph 18.1 shall be limited to and offset against the aggregate of all royalties (whether minimum or earned) heretofore paid by Company to PLC/RLHC hereunder.

     18.2. To the extent not inconsistent with paragraph 18.1 hereof, Company shall indemnify and save and hold PLC/RLHC, Polo, PRLC and Ralph Lauren, individually, (together, the "Indemnified Parties") harmless from and against any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses in actions involving third parties or between the parties hereto), which they, or any of them, are or become liable for, or may incur, or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by Company or any of its servants, agents or

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

employees in connection with Company's performance of this Agreement, including Company's use of Company's own designs, in connection with Licensed Products manufactured by or on behalf of Company or otherwise in connection with Company's business.

     18.3. Company shall carry product liability insurance with limits of liability in the minimum amount, in addition to defense costs, of $[ * * * ] per occurrence and each of the Indemnified Parties shall be named therein as insureds, as their interests may appear. Company shall, promptly after the signing of this Agreement, deliver to PLC/RLHC a certificate of such insurance from the insurance carrier, setting forth the scope of coverage and the limits of liability and providing that the policy may not be canceled or amended without at least thirty (30) days prior written notice to the Indemnified Parties.

     19. Disclosure.

     PLC/RLHC and Company, and their affiliates, employees, attorneys and accountants, shall hold in confidence and not use or disclose, except as permitted by this Agreement, (i) confidential information of the other, or (ii) the terms of this Agreement, except upon consent of the other or pursuant to or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other. Company shall take all reasonable precautions to protect the secrecy of the designs, art work, sketches and other materials used pursuant to this Agreement prior to the commercial distribution or the showing of samples for sale, and shall not sell any merchandise employing, or adapted from or resulting from the use of any such designs, art work, sketches or other material, except under the Licensed Marks. All press releases and other public announcements shall be subject to the prior approval of PLC/RLHC. Every request for a statement, release or other inquiry shall be sent in writing whenever practicable to the advertising/publicity director of PLC/RLHC for handling.

     20. Brokers.

     Each of PLC/RLHC and Company hereby represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify the other and hold it harmless from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby, insofar as such liabilities shall be based on the arrangements or agreements made by it or on its behalf.

     21. Manufacture; Distribution; Sale.

     Consistent with the high quality and prestige of the Licensed Marks and products manufactured by, or under license from, Polo and its affiliates, Company undertakes, during the term hereof, diligently to manufacture and sell each and every Licensed Product listed in Schedule A, to use its best efforts to create a demand therefor, supply such demand, and maintain adequate arrangements and facilities for the distribution of Licensed Products throughout the Territory. As an essential part of its distribution program, Company agrees to maintain adequate inventories (consistent with good industry practice) of all such Licensed Products at distribution points adequate to satisfy the requirements of its customers for a full line of such Licensed Products and to expedite the delivery thereof. Company represents, warrants and covenants that it is or shall be, on or before December 31, 2000, "Y2K" compliant, and acknowledges that any failure of its computer systems as a result of Company's failure to be Y2K compliant would, if such failure results in a material interruption or adverse impact on its ordinary business operations relating to Licensed Products, constitute a violation of Company's obligations hereunder.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     22. Showrooms; Samples.

     22.1. In the United States, Company shall display its Licensed Products at the showroom to be operated and maintained by RLHC on the ninth floor at 1185 Avenue of the Americas (hereinafter referred to as the "Home Collection Showroom" or "Showroom"). Company shall also display at the Home Collection Showroom products other than Licensed Products which comprise the Ralph Lauren Home Collection and which are manufactured by other sublicensees of RLHC. The parties acknowledge that it is of substantial benefit to the Company that the "Collection" be displayed and sold as an entirety in order to create the greatest demand for all Collection products, including Licensed Products, and to promote the image of the Collection as a complete Ralph Lauren lifestyle of products.

     22.2. Notwithstanding the provisions of paragraph 10.5 of this Agreement, Company shall be entitled to deduct from earned royalties due each month pursuant to paragraph 10.2 hereof [ * * * ] of the annual "Qualified Showroom Expenses" (as hereinafter defined) for providing space and maintaining the Home Collection Showroom referred to in paragraph 22.1 hereof. The term "Qualified Showroom Expenses" shall mean the proportionate share (based on the square feet of space actually occupied by RLHC) for rent and leasehold operating expenses (i.e. building, utilities, water, taxes and cleaning, etc.) computed on a basis consistent with current practices as of the execution of this Agreement with respect to such Showroom. The term "Qualified Showroom Expenses" shall exclude, however, any allocable cost of [ * * * ] square feet of storage space which Company shall make available without charge at 1185 Avenue of the Americas for storage of samples and stock, and exclude all other basement space which RLHC may occupy from time-to-time pursuant to a separate agreement with Company. In addition to the foregoing, Company shall be entitled to deduct from monthly earned royalties $[ * * * ] for office services provided by WestPoint Stevens Inc. to the Home Collection Showroom. Company shall, upon request, make available for inspection by RLHC records substantiating the charges for rent, leasehold operating expenses and office services.

     22.3. Together with each monthly royalty remittance, the Company shall submit to RLHC a separate statement, certified by a financial officer of the Company, setting forth the computation of the Qualified Showroom Expenses and charges for office services for the then-ended quarter. Within sixty (60) days of the end of each year, Company shall submit to RLHC a statement setting forth in reasonable detail the total Qualified Showroom Expenses for the year then ended. If during the year Company shall have deducted in excess of the actual total Qualified Showroom Expenses, Company's statement shall be accompanied by a check in the amount of such excess. If there shall have been a shortage of the aggregate deductions in relation to the total Qualified Showroom Expenses and office service charges, RLHC shall, within fifteen (15) days of its receipt of Company's statement, remit a check in the amount of the shortage.

     22.4. Upon the expiration of this Agreement, at RLHC's option, exercisable by notice in writing to Company given no later than 90 days prior to such expiration, Company shall, subject to the approval of, and under the terms and conditions required by, Company's landlord, continue to maintain and operate the Home Collection Showroom with RLHC for a period not to exceed three (3) months following such expiration, during which time RLHC may show and sell the Ralph Lauren Home Collection in such showroom. In the event this Agreement is terminated by RLHC as a result of an Event of Default on the part of the Company, RLHC shall be entitled to request in writing, given simultaneously with its notice of termination to Company, that Company continue to maintain and operate the Home Collection Showroom with RLHC for a period of up to twelve (12) months after such termination. To the extent that RLHC requests an extension hereunder, Company shall request approval therefor from its landlord. RLHC shall on the first of each month of any such extension remit to Company one-twelfth of the annual Qualified Showroom Expenses for maintaining and operating such showroom, adjusted according to the terms and conditions required by the landlord, if any, and the parties shall at the end of each three-month period reconcile the aggregate amount actually paid by RLHC in relation to the total of the actual Qualified Showroom Expenses, as adjusted.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     22.5. Company shall be responsible for all costs associated with the initial design, construction and decoration of a showroom in the United States for Utility Bedding, up to a one-time cap of $[ * * * ]. All plans and designs with respect to such showroom shall be subject to PLC/RLHC's prior approval.

     22.6. Company shall be responsible for all costs associated with the initial buildout of a showroom in Europe for Licensed Products, up to a cap of $[ * * * ]. All plans and designs with respect to such showroom shall be subject to PLC/RLHC's prior approval. Thereafter, Company shall be responsible for all costs associated with seasonal changeovers of such showroom (including props, staff, construction and travel by PLC/RLHC personnel to assist in changeovers), up to a cap of $[ * * * ] in year 1 (2001) and $[ * * * ] per year thereafter during the term hereof. In addition, Company shall be responsible for rent costs for such showroom, up to $[ * * * ] per year (subject to reasonable increases over the term of this Agreement).

     22.7. Company shall provide, at no charge, samples for all showrooms and for advertising and editorials relating to Licensed Products. All normal expenses with respect to shipping shall be the responsibility of Company and Company may, at its option, insure the samples for risk of damage or loss (including by theft) during shipment and while at the RLHC showroom, but RLHC shall have no liability with respect thereto. All items will be inventoried by RLHC and, at RLHC's discretion, (i) held in storage for future use, (ii) sold at sample sales, or (iii) returned to Company at Company's expense. In the event of a sale at a sample sale, RLHC shall remit to Company, within forty-five (45) days thereof, [ * * * ] percent ([ * * * ]%) of the profits therefrom. In addition, Company shall supply at its own expense, such samples as may be reasonably necessary for RLHC salesmen.

     23. Miscellaneous.

     23.1. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been properly given or sent (i) on the date when such notice, request, consent or communication is personally delivered and acknowledged, or (ii) five (5) days after the same was sent, if sent by certified or registered mail, or (iii) one (1) day after the same was sent, if sent by overnight courier delivery or confirmed telecopier as follows:

        (a) If to PLC/RLHC addressed as follows:

               The Polo/Lauren Company, L.P. and
               Ralph Lauren Home Collection, Inc.
               103 Foulk Road
               Suite 201
               Wilmington, Delaware 19803
               Attention: President
               Telecopier: 302.778.1008

        (b) With a copy to Polo and PRLC, addressed as follows:

               Polo Ralph Lauren Corporation
               650 Madison Avenue
               New York, New York 10022
               Attention: General Counsel
               Telecopier: 212.318.7183

        (c) If to Company, addressed as follows:

               WestPoint Stevens, Inc.
               1185 Avenue of the Americas
               New York, New York 10036
               Attention: Mr. Thomas Ward
               Telecopier: 212.930.3876

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

        (d) With a courtesy copy to:

               WestPoint Stevens Inc.
               1185 Avenue of the Americas
               New York, New York 10036
               Attention: Assistant General Counsel
               Telecopier: 212.930.3551

Anyone entitled to notice hereunder may change the address to which notices or other communications are to be sent to it by notice given in the manner contemplated hereby.

     23.2. Nothing herein contained shall be construed to place Company, PLC/RLHC, Polo and/or PRLC in the relationship of partners or joint venturers, and neither Company, PLC/RLHC, Polo nor PRLC shall have the power to obligate or bind any other party in any manner whatsoever, except as expressly provided herein.

     23.3. None of the terms hereof can be waived or modified except by an express agreement in writing signed by the party to be charged. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver, modification hereof, or a waiver of any other right or remedy hereunder, and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all such rights. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. Either party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any such rights. Except as provided herein, no person, firm or corporation, other than the parties hereto, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

     23.4. Each of PLC, RLHC and PRLC may assign all or any portion of the respective royalties payable to it hereunder, and may assign all of its rights, duties and obligations hereunder to any entity to which the Trademarks, or the right to use the Trademarks, has been transferred, or to an affiliate of any such entity. The rights granted to Company are personal in nature, and neither this Agreement nor the sublicense may be assigned by Company without the prior written consent of PLC/RLHC, Polo and PRLC. Company may employ subcontractors for the manufacture of the Licensed Products with the prior approval of PLC/RLHC, provided, however, that (i) Company shall not employ any subcontractor for the manufacture of Licensed Products until such subcontractor has executed a Trademark and Design Protection Agreement substantially in the form annexed hereto as Schedule B, (ii) Company shall maintain appropriate quality controls and comply with the quality requirements set forth herein, (iii) such subcontractors shall comply with the Operating Guidelines annexed hereto as Schedule C and made a part hereof, as such Operating Guidelines may be amended from time-to-time, (iv) Company shall not itself sell or otherwise dispose of, and shall be responsible for preventing all subcontractors from selling or otherwise disposing of, any seconds, irregulars or rejected merchandise except with PLC/RLHC's prior written consent, (v) Company shall, in seeking PLC/RLHC's approval, give PLC/RLHC prior written notice of the full name and address of each subcontractor it proposes to use in connection with the manufacture of Licensed Products, together with a complete list of Licensed Products (and/or components thereof) to be manufactured by such subcontractor, and Company shall, upon PLC/RLHC's request no more than once annually (and in any event upon the expiration or termination of the term hereof), provide PLC/RLHC with a complete list of all such subcontractors containing all such information); and (vi) Company, upon request from PLC/RLHC, shall cease placing orders with any such subcontractor.

     23.5. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     23.6. Company shall comply with all laws, rules, regulations and requirements of any governmental body which may be applicable to the operations of Company contemplated hereby, including, without limitation, as they relate to the manufacture, distribution, sale or promotion of Licensed Products, notwithstanding the fact that PLC/RLHC may have approved such item or conduct.

     23.7. This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed therein without regard to principles of conflict of laws.

     23.8. The parties hereby consent to the jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the Southern District of New York and of any of the courts of the State of New York located within the Southern District in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered as provided in paragraph 23.1 hereof. Notwithstanding anything to the contrary set forth herein, neither Polo Ralph Lauren Corporation nor any other general or limited partner of Polo or PRLC shall be liable for any claim based on, arising out of, or otherwise in respect of, this Agreement, and Company shall not have nor claim to have any recourse for any such claim against any general or limited partner of Polo or PRLC.

     23.9. This Agreement contains the entire and only agreement between the parties hereto concerning the subject matter hereof, and any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction and shall not in any manner affect such provision in this Agreement in any other jurisdiction.

     23.10. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     23.11. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused the same to be executed by a duly authorized officer on the day and year first set forth above.

                                          RALPH LAUREN HOME COLLECTION, INC.

                                          By: /s/ ANDREW T. PANACCIONE
                                            ------------------------------------
                                              Title: Assistant Secretary

                                          THE POLO/LAUREN COMPANY, L.P.
                                          By: PRL International, Inc.

                                          By: /s/ ANDREW T. PANACCIONE
                                            ------------------------------------
                                              Title: Assistant Treasurer

                                          POLO RALPH LAUREN CORPORATION

                                          By: /s/ F. LANCE ISHAM
                                            ------------------------------------
                                              Title: Vice Chairman

                                          WESTPOINT STEVENS INC.

                                          By: /s/ THOMAS WARD
                                            ------------------------------------
                                              Title: Authorized Signatory

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

                                                                      SCHEDULE A

                              "LICENSED PRODUCTS"
                          (PURSUANT TO PARAGRAPH 1.1)

     Licensed Products shall mean the following:

          1. Bathroom Products consisting of:

             (a) bath towels (non-embellished)

             (b) bath sheets (non-embellished)

             (c) fingertip towels (non-embellished)

             (d) hand towels (non-embellished)

             (e) face cloths (non-embellished)

             (f) tub mats

             (g) men's and women's robes made from towels, it being understood that Company's rights with respect to robes shall be non-exclusive and shall be limited to the sale of robes in the same departments of stores in which other Licensed Products are sold.

             (h) shower curtains

             In the event PLC/RLHC wishes to use or license a third party to use in the Territory the Licensed Mark in connection with embellished Bathroom Products, PLC/RLHC shall grant to Company a right of first refusal with respect thereto. The implementation of such first refusal rights shall be the same as the first refusal rights provided for in paragraph 2.15 of this Agreement.

          2. Bedroom Products consisting of:

             (a) sheets

             (b) pillow cases (but not pillows)

             (c) The following bedroom products to the extent they match sheets that are made under license from Polo ("Matched Bedding Accessories"):

                (1) shams

                (2) ruffles

                (3) comforters

                (4) bedspreads

                (5) bed skirts

                (6) night spreads

                (7) comforter, duvet and blanket covers

                (8) European squares

                (9) valances and draperies

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

             (d) The following bedroom products, not matched to sheets ("Unmatched Bedding Accessories"):

                (1) bed covers

                (2) Intentionally Omitted

                (3) duvet and comforter covers

                (4) shams

                (5) bed skirts

                (6) bed spreads

                (7) comforters other than down comforters

                (8) decorative pillows

                (9) quilts

                (10) night spreads

                (11) curtains and draperies matched or coordinated to bedding Licensed Products manufactured by Company hereunder

             (e) The following items of utility bedding ("Utility Bedding"):

                (1) bed pillows

                (2) mattress pads

                (3) down comforters

                (4) feather beds

                (5) bed and throw blankets (but excluding blankets for infants)

     Licensed Products, with respect to Mexico, shall mean all Bathroom Products and Bedroom Products described above, and shall also include the following items ("Utility Bedding"):

     Except as may otherwise be agreed in writing by the parties hereto, through July 1, 2001 Company's rights with respect to Unmatched Bedding Accessories in Canada and Mexico, and with respect to Utility Bedding in Mexico, shall be solely to purchase such products from Pillowtex Corporation, RLHC's current licensee for such products in the United States, and to resell such products in the Territory on the terms set forth herein. Otherwise, Company's rights with respect to Unmatched Bedding Accessories and Utility Bedding shall not commence until July 1, 2001, and shall be subject to the rights of Pillowtex Corporation to sell-off its remaining inventory of Unmatched Bedding Accessories and Utility Bedding pursuant to its license agreement with respect thereto, the term of which expires on June 30, 2001, with sell-off rights continuing for 120 days thereafter.

     Notwithstanding anything to the contrary contained herein, PLC/RLHC shall have the right to undertake or license a third party the right to undertake a free-standing window treatment program, whether or not matched or coordinated to bedding.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

                                                                      SCHEDULE B

                   TRADEMARK AND DESIGN PROTECTION AGREEMENT

                                    Re: Orders for Polo/Ralph Lauren Merchandise

TO
------------------------------:

     Our company may be entering into Purchase Order Contracts for samples and various products with you in the near future and would like to take this opportunity to call to your attention the basis upon which we will enter such agreements.

     Pursuant to our agreements we may be providing you with certain designs and art work and requisitions for finished products (including samples), packaging, and business materials, among other things. By accepting our orders or contracts, your company will have agreed that it has only a limited, non-transferable right to use any trademarks and/or designs and/or art work (including specifically, colors, shapes, and textures) of Ralph Lauren Home Collection, Inc. and its affiliates ("Polo") as necessary for merchandise shipped or services rendered under our orders or contracts. You agree that such trademarks, designs, logos and art work shall not be used by your firm at any time, whether or not they are used in conjunction with the Ralph Lauren name or trademarks, for any purpose other than that for which they were placed in your trust, i.e. in fulfillment of specific purchase orders, and you shall exercise due diligence so that they are not made available to third parties. No rights shall remain in your firm or its employees or agents as to such trademarks, logos, art work, or designs of Polo and its affiliates and you agree that to the extent your firm may acquire any rights to said marks, logos, art work or designs, such rights shall revert to Polo or its affiliates, as the case may be, without any further act of the parties hereunder. By accepting our orders, you hereby agree to indemnify Polo and its affiliates for any losses, costs or expenses (of any kind whatsoever) which may arise as a result, directly or indirectly, of a breach of this Agreement.

     Please place the acknowledgment signature of two (2) of your executive officers in the space provided below and return one signed copy of this letter to the undersigned as soon as possible.

     Thank you for your cooperation.

                                          Sincerely yours,
                                          Ralph Lauren Home Collection, Inc.

                                          By:
                                          --------------------------------------

We have read and accept and agree to the above in consideration of orders from Ralph Lauren Home Collection, Inc.

CONTRACTOR NAME:
-----------------------------------------------------------------

By: (1) ------------------------- and (2) -------------------------
            Name:                                        Name:

Date:
---------------------------------------------

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

                                                                      SCHEDULE C

                              OPERATING GUIDELINES

     Polo Ralph Lauren (the "Company") is dedicated to conducting its operations throughout the world on principles of ethical business practice and recognition of the dignity of workers. We expect our business partners to respect and adhere to the same standards in the operation of their business, and we will utilize these criteria to evaluate our relationships with customers and suppliers.

     WAGES/BENEFITS/WORKING HOURS. Our business partners must comply with all laws regulating local wages, work hours and benefits. Wage and benefit policies must be consistent with prevailing national standards, and also be acceptable under a broader international understanding as to the basic needs of workers and their families. We will not work with companies whose wage structure violates local law or prevailing industry practice.

     CHILD LABOR. Our business partners must not use child labor, defined as school age children. Our business partners will not employ workers under the age of 14. This provision extends to all partner facilities.

     HEALTH & SAFETY. Our business partners must ensure that their workers are provided a safe and healthy work environment, and are not subject to unsanitary or hazardous conditions.

     FREEDOM OF ASSOCIATION. Our business partners should respect the legal rights of employees to freely and without harassment participate in worker organizations of their choice.

     PRISON OR FORCED LABOR. Our business partners will not work with or arrange for purchase of any materials from business partners who utilize prison or forced labor in any stage of the manufacture of our products.

     DISCIPLINARY PRACTICES. Our business partners will not employ or conduct any business activity with partners who employ any form of physical or mental coercion or punishment against workers.

     DISCRIMINATION. Our business partners will not practice nor do business with business partners who practice any form of improper discrimination in hiring and employment, including on the basis of age, race, color, gender, or religion.

     ENVIRONMENT. Our business partners must embrace a fundamental concern for environmental protection and conduct their operations consistent with both local and internationally recognized environmental practices.

     LEGAL REQUIREMENTS. Our business relationship must be built on a mutual respect for and adherence to legal requirements. Our business partners will observe both local and applicable international standards.

     ETHICAL STANDARDS. We intend to conduct all our business in a manner consistent with the highest ethical standards, and we will seek and utilize partners who will do likewise, as this contributes directly to our corporate reputation and the collective success of our organization and selected business partners.

     SUBCONTRACTING. Our business partners may not subcontract all or any part of the work on our products without our express written consent, which will not be given unless each subcontractor meets all of the criteria set forth herein.

                                                          CONFIDENTIAL TREATMENT
                                                                    REQUESTED BY
                                                   POLO RALPH LAUREN CORPORATION
                                                          SEC FILE NO. 001-13057

     CONFLICTS OF INTEREST. Our business partners may not give Company employees a gift of value in excess of US$25.00, and may not bribe foreign officials to benefit the Company or its business.

     IMPLEMENTATION. We will apply these criteria in all business partner determinations, and will continue to implement these policies in the conduct of all activities. This will include our business partners sharing information on production facilities and procedures, with the objective of improving our collective service to customers in a responsible manner. Failure by a business partner to meet these standards, will result in our taking appropriate actions, up to and including cancellation of existing orders.